SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 24, 2003

Metawave Communications Corporation
 (Exact name of Registrant as specified in its charter)

Delaware	0-24673	91-1673152
State or other jurisdiction of incorporation or organization)	(commission File Number)	(I.R.S. Employer Identification No.

10735 Willows Road N.E.,
Redmond, WA 98052
 (Address of principal executive offices)(zip code)

(425) 702-5600
 (Registrant's telephone number, including area code)

Item 5.	Other Events

On January 24, 2003, Metawave Communications Corporation announced it's intent to pursue an orderly wind down of its business operations. Further details are set forth in the press release attached hereto as Exhibit 99.1

Item 7.		Financial Statements and Exhibits

	(c)	Exhibits
		99.1	Press Release dated January 24, 2003 announcing Metawave's intent to pursue a wind down of its business operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange act of 1934, as amended, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METAWAVE COMMUNICATIONS CORPORATION (Registrant)

Date: January 28, 2003	By: /s/ Gary S. Flood Gary S. Flood Chief Executive Officer

INDEX TO EXHIBITS
Exhibit Number	Description
99.1	Press Release dated January 24, 2003 announcing Metawave's intent to pursue a wind down of its business operations.

FOR IMMEDIATE RELEASE

Contact:
Loan D. Gordon
Metawave Communications
Tel: (425) 702-6535
loan.gordon@metawave.com

REDMOND, Wash. —January 24, 2003 — Metawave® Communications Corp. (NASDAQ: MTWV) today announced that, as a result of the continued decline in capital spending for telecommunications equipment, it will begin the orderly wind down of its business operations. In addition, it announced the reduction in force of the majority of its employees.

Over the past 12 months, the company has worked to maximize business efficiencies and minimize operating expenses, pursue new business opportunities and examine its business options. At this point, the company plans to sell the majority of its assets, including its patent portfolio and other intellectual property assets, finished products, service operation, inventory and capital equipment.

"I am disappointed that the business climate unfavorably affected our ability to sell our products to customers,“ said Gary Flood, Metawave´s chief executive officer. "A combination of factors has prevented us from achieving our business objectives and as a result we have taken these actions today. The telecommunications equipment market has been extremely challenging over the last year and we have limited visibility into when the market might improve. We truly feel that we conducted a lengthy, thorough and thoughtful process to try to maximize enterprise and shareholder value. In particular, I would like to thank our extremely talented and dedicated employees for the tremendous efforts they have put into the company over the past eight years.”

The company will likely file a petition under the United States Bankruptcy Code. In addition, the earnings conference call scheduled for February 4, 2003 has been cancelled.

# # #

Metawave® is a registered trademark of Metawave Communications Corporation.

Except for the historical information presented, the matters discussed in this press release contain forward-looking statements within the meaning of Section 21(e) of the Securities Exchange Act of 1934 that involve risks and uncertainties that could cause Metawave´s actual results to differ materially from those contained in such forward looking statements. Accordingly, you should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release. Metawave may not be able to find qualified buyers for its assets at prices necessary to generate cash to satisfy its current and future obligations. Metawave may not be able to negotiate the orderly wind down of its obligations to creditors. If the company seeks protection under the U.S. bankruptcy code, significant risks and uncertainties will exist with respect to the company´s ability to control the outcome of the wind down of its operations and the company´s ability to determine the distribution of proceeds from sales of its assets. Furthermore, because many of Metawave´s assets will decline in value over time, Metawave may not be able to consummate the sale of these assets in time to generate meaningful value and it is unlikely that Metawave will be able to make any distribution to its common shareholders.